EXHIBIT 10.1

PROMISSORY NOTE

$5,000,000.00	November 6, 2007

FOR VALUE RECEIVED, the undersigned, TECSTAR AUTOMOTIVE GROUP, INC. (the “Maker”), hereby promises to pay to the order of WB QT, LLC (the “Payee”, which term includes any subsequent holder hereof) at Minneapolis, Minnesota or at such other place as the Payee may from time to time hereafter designate to the Maker in writing the principal sum of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00).

The unpaid principal balance hereof from time to time outstanding shall bear interest at the rate of 10% per annum. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Upon the happening of any Event of Default, this Note, at the option of the Payee, shall bear interest until paid in full at a rate per annum equal to the rate of interest applicable immediately prior to such Event of Default plus 5%.

The principal hereof is payable in consecutive installments of $1,000,000 each, quarterly on the first day of each month commencing on August 1, 2008 through October 1, 2009 and one final payment on November 6, 2009 in the amount of the entire remaining principal balance.

Interest hereon shall be payable in arrears on the same days as principal is payable.

This note may be prepaid by the Maker at any time in whole or from time to time in part only with the prior written consent of the Payee. Any partial prepayment shall be applied first against accrued and unpaid interest and the balance shall be applied against the installments hereon in the inverse order of maturity.

This Note is secured by a Security Agreement dated as of January 31, 2007 (as the same has been or may hereafter be amended, modified or supplemented, or any agreement entered into in substitution or replacement therefor, the “Security Agreement”) and a Pledge Agreement dated as of January 31, 2007 (as the same has been or may hereafter be amended, modified or supplemented, or any agreement entered into in substitution or replacement therefor, the “Pledge Agreement” and, together with the Security Agreement, collectively the “Security Documents”), each executed by the Maker and the other grantors party thereto in favor of the Payee.

The Maker covenants that, until the irrevocable payment and performance in full of all of the Maker’s obligations under this Note, the Makers or any of the Maker’s subsidiary companies will not directly or indirectly transfer any assets or property to its parent corporation, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Parent”), or otherwise pay or make any dividend, payment or other distribution to Parent (each such transfer, dividend, payment or distribution constituting a “Restricted Payment”) other than (a) a payment to Parent of up to $3,000,000 on the date this Note becomes effective to pay intercompany debt owed to Parent by Maker and (b) on the later of November 20, 2007 or such other date as Payee completes its review of Maker’s final balance sheet for October 31, 2007 (provided that, so long as the Maker delivers its final balance sheet by December 1, 2007, such review shall be completed no later than December 15, 2007), a payment to Parent to pay intercompany debt owed by the Maker to the Parent in an amount equal to $2,000,000 (a) plus, if Maker’s Net Working Capital as of October 31, 2007 is at least $21,000,000 and its Net Current Assets are at least $18,000,000, the lesser of (1) the amount by which Net Working Capital exceeds $21,000,000 or (2) the amount by which Net Current Assets exceed $18,000,000 or (b) minus, if Maker’s Net Working Capital as of October 31, 2007 is less than $21,000,000 or its Net Current Assets are less than $18,000,000, the greater of (1) the amount by which $21,000,000 exceeds Net Working Capital or (2) the amount by which $18,000,000 exceeds Net Current Assets. For purposes of this Note, (y) “Net Working Capital” means the Maker’s accounts receivable plus its inventory plus its cash (exclusive of $3.5 million of cash paid by Force Protection as a down payment for future work) less its accounts payable and (z) “Net Current Assets” means the Maker’s current assets less its current liabilities (excluding any amounts owing as of October 31, 2007 under the two certain promissory notes dated as of July 19, 2005 executed by the Maker to AM General, LLC each in the original principal amount of $750,000), in each case as determined in accordance with generally accepted accounting principals.

The occurrence of any one or more of the following events shall constitute an Event of Default, and upon the occurrence of any Event of Default the Payee may declare this Note to be, and the same shall forthwith become, immediately due and payable and the Payee may exercise all rights and remedies under the Security Documents and as may otherwise be allowed by law:

(1)	The Maker shall fail to make any payment of principal or interest hereon when due.

(2)	The Maker shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for the Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Maker or for a substantial part of the property thereof; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Maker.

(3)	Any default shall occur under the terms of the Security Documents and shall continue for more than the period of grace, if any, applicable thereto.

(4)	A judgment or judgments for the payment of money in excess of the sum of

$75,000 in the aggregate shall be rendered against the Maker and the Maker shall not discharge the same or provide for its discharge, or procure a stay of execution thereof, prior to any execution on such judgment, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution shall be stayed, appeal therefrom and cause the execution to be stayed during such appeal.

(5)	Any execution or attachment shall be issued whereby any substantial part of the property of the Maker shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

(6)	The Parent or any other guarantor of this Note shall seek to revoke its, his or her guaranty or any such guaranty shall become unenforceable for any reason.

(7)	The occurrence, at any time, of the Parent not owning at least 51% of the capital stock of the Maker (a “Change in Control”), provided that any such occurrence shall not constitute a Change of Control if the Payee is a party to the acquisition or other transaction resulting in such occurrence.

(8)	Any Restricted Payment occurs.

In addition to its right to require immediate payment and each other right provided to Payee pursuant to this Note, the Security Documents or at law, upon the occurrence of a Change in Control, the Maker shall pay the Payee a fee equal to $250,000.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

AT THE OPTION OF THE PAYEE THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE MAKER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

If this Note is not paid when due, the Maker shall pay all of the Payee’s costs of collection including reasonable attorneys’ fees.

MAKER:

Tecstar Automotive Group, Inc.

By:	/s/ Kenneth R. Lombardo
Name:	Kenneth R. Lombardo
Its:	Secretary

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